Exhibit F.4

                          INTERSTATE ENERGY CORPORATION
                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (in thousands)

                                                                                    Consolidated     Consolidated     Consolidated
                                                                   Consolidated   Interstate Power  Wisconsin Power  Alliant Energy
                                                                 IES Utilities Inc.   Company      and Light Company Resources, Inc.
                                                                 -------------------------------------------------------------------
Cash flows from (used for) operating activities:
  Net income                                                           $61,910         $18,757         $35,574         ($8,898)
  Adjustments to reconcile net income to net cash flows
  from operating activities:
    Depreciation and amortization                                       93,965          32,484         119,221          33,835
    Amortization of nuclear fuel                                        12,513            --             5,356            --
    Amortization of deferred energy efficiency expenditures             18,707           8,376            --              --
    Deferred taxes and investment tax credits                          (17,921)         (8,559)         (7,529)          6,670
    Refueling outage provision                                          (4,001)           --              --              --
    Impairment of oil and gas properties                                  --              --              --             9,678
    Impairment of regulatory assets                                      8,969            --              --              --
    Other                                                                 (346)         (1,600)         (2,089)           (562)
  Other changes in assets and liabilities:
    Accounts receivable                                                 11,621           2,068          10,847          (6,201)
    Intercompany accounts receivable                                    (1,755)           (894)          1,998           6,914
    Intercompany dividends receivable                                     --              --              --              --
    Notes receivable                                                      (176)           --              --            10,194
    Production fuel                                                     (1,284)        (10,952)         (1,248)           --
    Materials and supplies                                              (2,615)           (401)           (751)            122
    Gas stored underground                                               4,908            (323)          1,766            --
    Accounts payable                                                   (16,593)          1,798            (863)         (5,495)
    Intercompany accounts payable                                       19,751           9,342          20,315         (12,923)
    Accrued taxes                                                       (3,701)          2,908             739           3,992
    Benefit obligations and other                                       22,161          10,002          (6,015)         11,939
                                                                 -------------------------------------------------------------------
       Net cash flows from (used for) operating activities             206,113          63,006         177,321          49,265
                                                                 -------------------------------------------------------------------
Cash flows from (used for) financing activities:
    Common stock dividends declared                                    (18,840)         (8,772)        (58,341)         (2,011)
    Preferred stock dividends declared                                    (914)         (2,475)         (3,310)           --
    Dividends payable                                                     --              --              --              --
    Intercompany dividends payable                                       4,840           1,965            --              --
    Proceeds from issuance of common stock                                --              --              --              --
    Net change in Alliant Energy Resources, Inc. credit facility          --              --              --            70,492
    Proceeds from issuance of other long-term debt                      10,000           4,950          60,000           2,594
    Reductions in other long-term debt                                 (10,140)         (6,300)         (8,899)         (2,324)
    Net change in external short-term borrowings                          --           (33,500)        (31,000)          1,784
    Net change in intercompany short-term borrowings                   (53,729)         21,857          26,799         (33,389)
    Principal payments under capital lease obligations                 (13,250)           --              --              --
    Other                                                                 (137)           (122)         (1,966)            (72)
                                                                 -------------------------------------------------------------------
        Net cash flows from (used for) financing activities            (82,170)        (22,397)        (16,717)         37,074
                                                                 -------------------------------------------------------------------
Cashflows from (used for) investing  activities:
    Construction  and acquisition expenditures:
       Utility                                                        (115,371)        (36,619)       (117,143)           --
       Other                                                               (28)           --              (312)       (102,585)
    Nuclear decommissioning trust funds                                 (6,008)           --           (14,297)           --
    Proceeds from disposition of assets                                  1,238           1,860              53          11,780
    Shared savings expenditures                                           --            (3,425)        (24,355)           --
    Other                                                                  171           1,283          (5,231)          1,710
                                                                 -------------------------------------------------------------------
       Net cash flows from (used for) investing activities            (119,998)        (36,901)       (161,285)        (89,095)
                                                                 -------------------------------------------------------------------
Net increase (decrease) in cash and temporary cash investments           3,945           3,708            (681)         (2,756)
                                                                 -------------------------------------------------------------------
Cash and temporary cash investments at beginning of period                 230           2,897           2,492          15,688
                                                                 -------------------------------------------------------------------
Cash and temporary cash investments at end of period                    $4,175          $6,605          $1,811         $12,932
                                                                 ===================================================================
Supplemental cash flow information:
    Cash paid (refunded) during the period for:
       Interest                                                        $50,177         $14,564         $33,368         $22,275
                                                                 ===================================================================
       Income taxes                                                    $64,738         $12,600         $31,951        ($21,943)
                                                                 ===================================================================
    Noncash investing and financing activities:
       Capital lease obligations incurred                               $1,426              $0              $0              $0
                                                                 ===================================================================

                                                                                                                        Consolidated
                                                                   Alliant Energy   Interstate                           Interstate
                                                                     Corporate        Energy                               Energy
                                                                   Services, Inc.   Corporation  Subtotal  Eliminations  Corporation
                                                                  ------------------------------------------------------------------
Cash flows from (used for) operating activities:
  Net income                                                          $    --        $96,675     $204,018    ($107,343)     $96,675
  Adjustments to reconcile net income to net cash flows
  from operating activities:
    Depreciation and amortization                                          --           --        279,505                   279,505
    Amortization of nuclear fuel                                           --           --         17,869                    17,869
    Amortization of deferred energy efficiency expenditures                --           --         27,083                    27,083
    Deferred taxes and investment tax credits                              --           (381)     (27,720)                  (27,720)
    Refueling outage provision                                             --           --         (4,001)                   (4,001)
    Impairment of oil and gas properties                                   --           --          9,678                     9,678
    Impairment of regulatory assets                                        --           --          8,969                     8,969
    Other                                                                  --            981       (3,616)                   (3,616)
  Other changes in assets and liabilities:
    Accounts receivable                                                  (4,227)       1,241       15,349                    15,349
    Intercompany accounts receivable                                    (49,149)       3,208      (39,678)      39,678         --
    Intercompany dividends receivable                                      --         (6,805)      (6,805)       6,805         --
    Notes receivable                                                       --           --         10,018                    10,018
    Production fuel                                                        --           --        (13,484)                  (13,484)
    Materials and supplies                                                 --           --         (3,645)                   (3,645)
    Gas stored underground                                                 --           --          6,351                     6,351
    Accounts payable                                                     36,089       (3,273)      11,663                    11,663
    Intercompany accounts payable                                         6,328       (3,135)      39,678      (39,678)        --
    Accrued taxes                                                           201        1,859        5,998                     5,998
    Benefit obligations and other                                         8,920      (28,617)      18,390       12,680       31,070
                                                                  ------------------------------------------------------------------
       Net cash flows from (used for) operating activities               (1,838)      61,753      555,620      (87,858)     467,762
                                                                 -------------------------------------------------------------------
Cash flows from (used for) financing activities:
    Common stock dividends declared                                        --       (140,679)    (228,643)      87,964     (140,679)
    Preferred stock dividends declared                                     --           --         (6,699)       6,699         --
    Dividends payable                                                      --        (15,458)     (15,458)                  (15,458)
    Intercompany dividends payable                                         --           --          6,805       (6,805)        --
    Proceeds from issuance of common stock                                 --         33,832       33,832                    33,832
    Net change in Alliant Energy Resources, Inc. credit facility           --           --         70,492                    70,492
    Proceeds from issuance of other long-term debt                         --           --         77,544                    77,544
    Reductions in other long-term debt                                     --           --        (27,663)                  (27,663)
    Net change in external short-term borrowings                           --         22,500      (40,216)                  (40,216)
    Net change in intercompany short-term borrowings                      8,030       30,432         --                        --
    Principal payments under capital lease obligations                     --           --        (13,250)                  (13,250)
    Other                                                                  --            (36)      (2,333)                   (2,333)
                                                                  ------------------------------------------------------------------
        Net cash flows from (used for) financing activities               8,030      (69,409)    (145,589)      87,858      (57,731)
                                                                  ------------------------------------------------------------------
Cashflows from (used for) investing  activities:
    Construction  and acquisition expenditures:
       Utility                                                             --           --       (269,133)                 (269,133)
       Other                                                               --           --       (102,925)                 (102,925)
    Nuclear decommissioning trust funds                                    --           --        (20,305)                  (20,305)
    Proceeds from disposition of assets                                    --          1,746       16,677                    16,677
    Shared savings expenditures                                            --           --        (27,780)                  (27,780)
    Other                                                                  --           --         (2,067)                   (2,067)
                                                                  ------------------------------------------------------------------
       Net cash flows from (used for) investing activities                 --          1,746     (405,533)        --       (405,533)
                                                                  ------------------------------------------------------------------
Net increase (decrease) in cash and temporary cash investments            6,192       (5,910)       4,498         --          4,498
                                                                  ------------------------------------------------------------------
Cash and temporary cash investments at beginning of period                 --          6,022       27,329                    27,329
                                                                  ------------------------------------------------------------------
Cash and temporary cash investments at end of period                     $6,192         $112      $31,827           $0      $31,827
                                                                  =================================================================
Supplemental cash flow information:
    Cash paid (refunded) during the period for:
       Interest                                                              $0       $5,992     $126,376                  $126,376
                                                                  =================================================================
       Income taxes                                                          $0      ($2,430)     $84,916                   $84,916
                                                                  =================================================================
    Noncash investing and financing activities:
       Capital lease obligations incurred                                    $0           $0       $1,426                    $1,426
                                                                  =================================================================